Exhibit 24-A



                         GENERAL PUBLIC UTILITIES CORPORATION



          RESOLVED, That the proper officers and attorneys-in-fact of this Corporation be, and they hereby are, authorized and directed to execute and file, in the name and on behalf of this Corporation, with the Securities and Exchange commission ("SEC") (a) a Declaration on Form U-1 ("Form U-1") pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended ("1935 Act"), and (b) a Registration Statement on Form S-3 ("Form S-3"), pursuant to the requirements of the Securities Act of 1933, as amended ("1933 Act"), and in each case any and all amendments (including without limitation post-effective amendments) relating thereto with all exhibits and other documents in connection therewith, for its approval relating to the issuance and sale of 5,000,000 additional shares of this Corporation's Common Stock, par value $2.50 per share ("Additional Common Stock").

          RESOLVED,  That Messrs. J. G. Graham, I.  H. Jolles, D. W. Myers,
          T. G. Howson and D. E. Davidson be, and they hereby are, designated as attorneys-in-fact to act for and in the name of this Corporation in connection with the foregoing matter, and Messrs. D. E. Davidson, D. W. Myers and T. G. Howson and Mrs. M.
          A. Nalewako be, and each of them hereby is, designated as an agent for service in respect of any and all such documents.

                                  ******************

               THIS IS TO CERTIFY that the undersigned is Secretary of General Public Utilities Corporation, a Pennsylvania corporation; that the above and foregoing is a true and correct copy of resolutions duly and regularly adopted by the Board of Directors of General Public Utilities Corporation at a meeting thereof duly convened and held on the 4th day of August, 1994 at which meeting a quorum was present and voted; and that said resolutions have not been annulled, revoked or amended in any way whatsoever but are in full force and effect.

                    WITNESS the signature of the undersigned as such officer of the Company and its corporate seal hereunto affixed this 6th day of June, 1995.




                                             M. A. Nalewako, Secretary (SEAL)
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